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                                  NETWORD, INC.
                                STOCK OPTION PLAN



     1. Purposes.

     This Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel with Netword, Inc. or any of its subsidiary corporations (collectively, the "Company"), and to provide additional incentive to such employees and others to exert their maximum efforts toward the success of the Company. The above aims will be effectuated through the granting of certain stock options. Options may be granted under the Plan which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not intended to qualify as Incentive Stock Options ("Non-ISOs"). The term "subsidiary corporation" shall, for purposes of the Plan, be defined in the same manner as such term is defined in Section 424(f) of the Code and shall include a subsidiary of any subsidiary.

     2. Administration of the Plan.

        (a) The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"), as the Board of Directors may be composed from time to time, except as provided in subparagraph (b) of this Paragraph 2. The determinations of the Board of Directors under the Plan, including without limitation as to the matters referred to in this Paragraph 2, shall be conclusive. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors. Within the limits of the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to take the following actions under the Plan:

            (i) to determine the individuals to whom, and the time or times at which, ISOs to purchase the Company's shares of Common Stock, par value $.01 per share ("Common Shares"), shall be granted, and the number of Common Shares to be subject to each ISO,

            (ii) to determine the individuals to whom, and the time or times at which, Non-ISOs to purchase the Company's Common Shares, shall be granted, and the number of Common Shares to be subject to each Non-ISO,

            (iii) to determine the terms and provisions of the respective stock option agreements or certificates granting ISOs and Non-ISOs (which need not be identical),

            (iv) to accelerate the exercisability of any ISO or Non-ISO;

            (v) to interpret the Plan,

            (vi) to prescribe, amend and rescind rules and regulations relating to the Plan, and

            (vii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Board of Directors, in its discretion, shall deem relevant. An individual to whom an option has been granted under the Plan is referred to herein as an "Optionee."

        (b) Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to Committee the authority of the Board of Directors to administer the Plan. Upon such


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appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, except that the power to appoint members of the Committee and to terminate, modify or amend the Plan shall be retained by the Board of Directors. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. A majority of the Committee shall constitute a quorum and all determinations shall be made by a majority of its members. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Members of the Committee shall not be eligible to participate in this Plan.

     3. Shares Subject to the Plan.

     The total number of Common Shares which shall be subject to ISOs and Non-ISOs granted under the Plan (collectively, "Options") shall be 7,500,000 in the aggregate, subject to adjustment as provided in Paragraph 8. The Company shall at all times while the Plan is in force reserve such number of Common Shares as will be sufficient to satisfy the requirements of outstanding Options. The Common Shares to be issued upon exercise of Options shall in whole or in part be authorized and unissued or reacquired Common Shares. The unexercised portion of any expired, terminated or canceled Option shall again be available for the grant of Options under the Plan.

     4. Eligibility.

        (a) ISOs and Non-ISOs may be granted to employees of the Company. A director or officer of the Company who is not also an employee of the Company, consultants of the Company and other persons at the Board's discretion, shall be eligible to receive Non-ISOs but shall not be eligible to receive ISOs.

        (b) An ISO may be granted, consistent with the other terms of the Plan, to an employee who owns (within the meaning of Sections 422(b)(6) and 424(d) of the Code), more than ten (10%) percent of the total combined voting power or value of all classes of stock of the Company or a subsidiary corporation (any such person, a "Principal Shareholder") only if, at the time such ISO is granted, the purchase price of the Common Shares subject to the ISO is an amount which equals or exceeds one hundred ten percent (110%) of the fair market value of such Common Shares, and such ISO by its terms is not exercisable more than five (5) years after it is granted.

        (c) Nothing contained in the Plan shall be construed to limit the right of the Company to grant options otherwise than under the Plan for proper corporate purposes.

        (d) Nothing contained in the Plan shall be construed to limit the right of the Board of Directors to grant an ISO and a Non-ISO concurrently under a single stock option agreement so long as each Option is clearly identified as to its status. Furthermore, if an Option has been granted under the Plan, additional Options may be granted from time to time to the Optionee holding such Options, and Options may be granted from time to time to one or more employees, officers, or directors who have not previously been granted Options.

        (e) To the extent that the grant of an Option results in the aggregate fair market value (determined at the time of grant) of the Common Shares (or other capital stock of the Company or any subsidiary) with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company and subsidiary corporations) to exceed $100,000, such Option shall be treated as an Non-ISO. The provisions of this subparagraph (e) of Paragraph 4 shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.


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     5. Terms of Options.

     The terms of each Option granted under the Plan shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

        (a) The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (or in the case of the grant of an ISO to a Principal Shareholder, not less than 110% of fair market value) of such Common Shares at the time such Option is granted. Such fair market value shall be determined by the Board of Directors and, if the Common Shares are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the mean of the highest and lowest trading prices or of the high bid and low asked prices of the Common Shares on such exchange, or on the over-the-counter market as reported by the NASDAQ system or the National Quotation Bureau, Inc., as the case may be, on the day on which the ISO is granted or, if there is no trading or bid or asked price on that day, the mean of the highest and lowest trading or high bid and low asked prices on the most recent day preceding the day on which the ISO is granted for which such prices are available.

        (b) The purchase price of the Common Shares subject to each Non-ISO shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

        (c) The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

        (d) The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board of Directors, an Option shall be exercisable for ten (10) years after the Grant Date unless the Optionee of an ISO is a Principal Shareholder, in which case the said ISO shall be exercisable for 5 years after the Grant Date. Each Option shall be subject to earlier termination as expressly provided in Paragraph 6 hereof or as determined by the Board of Directors, in its discretion, at the date such Option is granted.

        (e) Options shall be exercised by the delivery by the Optionee thereof to the Company at its principal office, or at such other address as may be established by the Board of Directors, of written notice of the number of Common Shares with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such Common Shares. Payment for such Common Shares may be made (as determined by the Board of Directors) (i) in cash,
(ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by a promissory note issued by the Optionee in favor of the Company in an amount equal to such purchase price and payable on terms prescribed by the Board of Directors, which provides for the payment of interest at a fair market rate, as determined by the Board of Directors, (iv) by delivery of capital stock to the Company having a fair market value (determined on the date of exercise in accordance with the provisions of subparagraph (a) of this Paragraph 5) equal to said purchase price, (v) by any combination of the methods of payment described in (i) through (iv) above, or
(vi) by such other methods as the Board of Directors may deem appropriate.

        (f) An Optionee shall not have any of the rights of a shareholder with respect to the Common Shares subject to his Option until such shares are issued to him upon the exercise of his Option as provided herein.

        (g) No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.



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     6. Death or Termination of Employment.

        (a) If the employment or other relationship of an Optionee with the Company shall be terminated voluntarily by the employee and without the consent of the Company or for "Cause" (as hereinafter defined), and immediately after such termination such Optionee shall not then be employed by the Company, any Options granted to such Optionee to the extent not theretofore exercised shall expire forthwith. For purposes of the Plan, "Cause" shall mean "Cause" as defined in any employment agreement ("Employment Agreement") between Optionee and the Company, and, in the absence of an Employment Agreement or in the absence of a definition of "Cause" in such Employment Agreement, "Cause" shall mean (i) any continued failure by the Optionee to obey the reasonable instructions of the President or any member of the Board of Directors, (ii) continued neglect by the Optionee of his duties and obligations as an employee of the Company, or a failure to perform such duties and obligations to the reasonable satisfaction of the President or the Board of Directors, (iii) willful misconduct of the Optionee or other actions in bad faith by the Optionee which are to the detriment of the Company including without limitation commission of a felony, embezzlement or misappropriation of funds and commission of any act of fraud or (iv) a breach of any material provision of any Employment Agreement not cured within 10 days after written notice thereof.

        (b) If such employment or other relationship shall terminate other than
(i) by reason of death, (ii) voluntarily by the employee and without the consent of the Company, or (iii) for Cause, and immediately after such termination such Optionee shall not then be employed by the Company, any Options granted to such Optionee may be exercised at any time within three months after such termination, subject to the provisions of subparagraph (d) of this Paragraph 6. For the purposes of the Plan, the retirement of an Optionee either pursuant to a pension or retirement plan adopted by the Company or on the normal retirement date prescribed from time to time by the Company, and the termination of employment as a result of a disability (as defined in Section 22(e)(3) of the Code) shall be deemed to be a termination of such Optionee's employment other than voluntarily by the Optionee or for Cause.

        (c) If an Optionee dies (i) while employed by, or engaged in such other relationship with, the Company or (ii) within three months after the termination of his employment or other relationship other than voluntarily by the Optionee and without the consent of the Company or for Cause, any Options granted to such Optionee may be exercised at any time within six months after such Optionee's death, subject to the provisions of subparagraph (d) of this Paragraph 6.

        (d) An Option may not be exercised pursuant to this Paragraph 6 except to the extent that the Optionee was entitled to exercise the Option at the time of termination of employment or such other relationship, or death, and in any event may not be exercised after the expiration of ten (10) years from the date the Option was granted, or five (5) years from the date an ISO was granted if the Optionee was a Principal Shareholder at that date.

     7. Leave of Absence.

     For purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the United States or any state government) shall be considered as remaining in the employ of the Company for 90 days or such longer period as shall be determined by the Board of Directors.



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     8. Adjustment upon Changes in Capitalization.

        (a) In the event that the outstanding Common Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like, or dividends payable in Common Shares, an appropriate adjustment shall be made by the Board of Directors in the aggregate number of shares available under the Plan and in the number of shares and price per share subject to outstanding Options. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that if any of such events occur, the Board of Directors shall have the discretionary power to take any action necessary or appropriate to prevent ISOs granted hereunder from being disqualified as Incentive Stock Options or to accelerate their vesting date.

        (b) Any adjustment under this Paragraph 8 in the number of Common Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

     9. Further Conditions of Exercise.

        (a) Unless prior to the exercise of an Option the Common Shares issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the Optionee to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

        (b) Anything in the Plan to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Shares until they have been listed on each securities exchange on which the Common Shares may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable.

        (c) The Board of Directors may impose any such additional terms and conditions related to the exercise of an Option or upon the Common Shares received upon such exercise which it deems appropriate, including rights of first refusal and rights to purchase Common Shares from an Optionee if the Optionee's employment or other relationship with the Company is terminated.

     10. Termination, Modification and Amendment.

         (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan.

         (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon.




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         (c) The Board of Directors of the Company may at any time terminate the
Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not
(i) modify or amend the Plan in any way that would disqualify any ISO issued pursuant to the Plan as an Incentive Stock Option or (ii) without approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of Common Shares as to which Options may be granted under the Plan or change the class of persons eligible to receive Options under the Plan.

         (d) No termination, modification or amendment of the Plan may adversely affect the rights conferred by any Options without the consent of the Optionee thereof.

     11. Effectiveness of the Plan.

     The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon within one year following adoption of the Plan by the Board of Directors, and all Options granted prior to such approval shall be subject thereto. In the event such approval is withheld, the Plan and all Options which may have been granted thereunder shall become null and void.


     12. Not a Contract of Employment.

     Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of, or retain the relationship with, the Company.



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